EXHIBIT 10.5

                                OPTION AGREEMENT

      THIS AGREEMENT is made this 1st day of November, 2000, by and between The Internet Advisory Corporation, a Utah corporation (the "Company") and the undersigned individual resident of the State of Florida (the "Optionee").

      FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

      1. The Company grants to Optionee, during the Option Term as defined below, the option to buy from the Company a total of 300,000 "unregistered" and "restricted" shares of the Company's common stock (the "Shares"), at a price of $0.50 per share (the "Option").

      2. The Option shall be exercisable by Optionee, in whole or in part, for a period commencing on the date of this Agreement and ending at 5:00 p.m., Eastern Daylight Time, on November 1, 2005 (the "Option Term"). If the Optionee fails to exercise all or any portion of the Option within the Option Term, such Option or portion thereof shall terminate and neither the Company nor the Optionee shall have any further rights or obligations with respect to this Option.

      3. Upon issuance, all Shares shall be fully-paid and non-assessable.

      4. The Optionee hereby represents and warrants that he/she has sufficient knowledge and experience to understand the nature of any investment in the Shares and is fully capable of bearing the economic risk of the loss of his/her entire cost basis.

      5. The Optionee understands that he/she must bear the economic risk of ownership of the Shares for a long period of time, the minimum of which will be one (1) year, as the Shares will be "unregistered" securities and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

      6. The Optionee further represents and agrees as follows:

            a. That the Shares will be acquired for investment purposes and not with a view toward further distribution;

            b. That he/she has a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

            c. That he/she understands the meaning of "unregistered securities" and knows that they are not freely tradeable;

            d. That any stock certificate issued to the Optionee in connection with any Shares to be acquired shall be imprinted with a legend restricting their sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;


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            e. That the stock transfer records of the Company shall reflect that the Optionee has requested the Company not to effect any transfer of any stock certificate representing any of the Shares to be acquired unless the Optionee shall first have obtained an opinion of legal counsel to the effect that the Shares may be sold in accordance with applicable laws, rules and regulations, and the Optionee understands that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, the Optionee understands that the exemption covered by any opinion must in fact be applicable to the Shares;

            f. That the Optionee shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in any Shares to be acquired, except as may be pursuant to any applicable laws, rules and regulations;

            g. The Optionee understands that any investment in Shares of the Company is "risk capital," and that he/she is fully capable of bearing the economic risks attendant to such investment, without qualification; and

            h. The Optionee also understands that without approval of counsel for the Company, any Shares to be issued and delivered to the Optionee shall be represented by one stock certificate only, and that such stock certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

            The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

      7. The Option may not be transferred by the Optionee without the prior written consent of the Company, which shall not be unreasonably withheld.

      8. The Option shall be exercisable by the Optionee upon written notice to the Company of his/her intention to exercise, together with a payment to the Company of the applicable exercise price.

      9. This Agreement shall be binding on and inure to the benefit of the successors, heirs, executors, administrators and assigns of the parties.

                                            THE INTERNET ADVISORY CORPORATION, a
                                            Utah corporation

                                            By   /s/ Jeffrey Olweean
                                                 -------------------------------
                                                 Jeffrey Olweean, President

                                                 OPTIONEE

                                                 /s/Nicole Leigh Van Coller
                                                 -------------------------------
                                                  Nicole Leigh Van Coller


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